UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14-A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.        )
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BOOZ ALLEN HAMILTON HOLDING CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Commencing on July 14, 2021, the Company sent the following to the employees of the Company that participate in the Company’s Employee Stock Purchase Plan and Principals and Senior Associates of the Company.
Colleagues,
Booz Allen Hamilton Holding Corporation will have its 2021 Annual Meeting of Stockholders on Wednesday, July 28, at 8:00 am ET. This will be a virtual meeting only.
As Booz Allen employee stockholders, you should have received information via mail or email about voting on the four items noted in our proxy statement this year. If you held Booz Allen stock as of the record date of June 7, 2021 and have not received this information, contact Susanna Patton in the Legal Department.
The four items are:
•Election of four directors;
•Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2022;
•A non-binding advisory vote on the compensation program for the company’s named executive officers, as disclosed in the Compensation Discussion and Analysis section of the proxy statement; and
•Consideration of any other business that may properly be brought before the Annual Meeting.
These items will be briefly addressed at the Annual Meeting. To participate, visit virtualshareholdermeeting.com/BAH2021. You will need the control number located on your proxy card or within the instructions that accompanied your proxy materials. Online check-in will begin at 7:45 am ET.
Other options for voting, including by mail, telephone, or electronically at proxyvote.com, are described in the proxy materials. I encourage you to vote any time between now and the Annual Meeting.
Horacio
Commencing on July 14, 2021, the Company sent the following to the Partners, Executive Vice Presidents, Senior Vice Presidents and Vice Presidents of the Company.
Colleagues,
Booz Allen Hamilton Holding Corporation will have its 2021 Annual Meeting of Stockholders on Wednesday, July 28, at 8:00 am ET. This will be a virtual meeting only.
If you held Booz Allen stock as of the record date of June 7, 2021, you should have received information via mail or email about how to vote on the four items noted in our proxy statement this year. If you have not received this information, contact Susanna Patton in the Legal Department.
The four items are:
•Election of four directors;
•Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2022;
•A non-binding advisory vote on the compensation program for the company’s named executive officers, as disclosed in the Compensation Discussion and Analysis section of the proxy statement; and
•Consideration of any other business that may properly be brought before the Annual Meeting.
These items will be briefly addressed at the Annual Meeting. To participate, visit virtualshareholdermeeting.com/BAH2021. You will need the control number located on your proxy card or within the instructions that accompanied your proxy materials. Online check-in will begin at 7:45 am ET.
Other options for voting, including by mail, telephone, or electronically at proxyvote.com, are described in the proxy materials. If you hold only options, you would not have received information via mail or email. Unexercised options

(whether vested or not) do not carry any voting rights. Only shares of Class A common stock, owned as of the record date, have the right to vote. I encourage you to vote any time between now and the Annual Meeting.
Horacio